EXHIBIT 10.5 - Letter Engine Lease Amendment - LOGISTIC AIR

BALTIA AIR LINES N706BL REVISION B
REF #: BAL/LGA/NY/04-28-11

April 28, 2011

To:

New York Flight Standards District Office
990 Stewart Avenue Suite 630
Garden City, NY 11530 USA

From: Logistic Air, Inc.

Re: Baltia Engine Lease

Dear Sir or Madam:

With this letter please be advised that Logistic Air has provided permission to Baltia Airlines, to remove from N705BL and to install onto N706BL the Logistic Air owned engines bearing ESN numbers 663073, 686089, 662288, 685609, should you have any questions regarding this matter please do not hesitate to contact me.

Best Regards,

Vandi Cooyar
Vice-President
Logistic Air, Inc.
Tel: +1-925-639-9292
Fax: +1-925-476-1461
E-mail: vandi@logisticair.com

564 Wedge Lane, Fernley, Nevada 89408
Phone: (925) 465-0400 Fax: (925) 465-0398
Website: www.logisticair.com E-mail: info@logisticair.com